Exhibit 10.1

Mr./Ms.

LINE Corporation

CEO Takeshi Idezawa

Notice of Employment (and Labor Contract)

The conditions of your employment are as provided below.

After confirming the details of this contract, sign and seal both copies, and submit one to LINE Corporation.

This document shall serve as your Labor Contract upon the execution of your signature and impression of your seal.

1. Hire Date	(Year) (Month) (Day)

2. Type of Employment	Permanent employee (seishain)

3. Term of Employment	Non-fixed

Note, however that the first three months shall serve as a trial period, and in instances where your attendance or work performance during this period leads the company to determine that you are unsuitable for your role, or lacking the necessary abilities as an employee, your employment may be revoked, or the trial period may be extended.

4. Affiliation & Function 5. Level

Note: The level above shows the ranking that serves as the basis of your treatment and handling within the company, as well as your position and responsibility.

Note: The selectable benefit plan works in conjunction with this level.

6. Place of Employment	Shibuya Office (However, place of employment when deemed necessary for business operations)

7. Working Hours	Discretionary labor system (Starting and finishing times are decided at your own discretion. Standard work times are between 10:00 and 18:30.)

8. Days Off	Every Saturday, Sunday, National Holidays, Year-End and New Year Holidays

9. Vacation Days	Annual Paid Leave, Special Paid Leave for Weddings and Funerals, as stipulated in the LINE Rules of Employment

10. Salary-Related Items	(1) Payment in Fiscal 2015 will be as follows.

Monthly remuneration	Base annual salary	Yen
	Position allowance	Yen
Expected Target Incentive	Annual amount	Yen

Standard annual salary		Yen
Monthly amount		Yen

Selectable benefit plan	Annual amount	Yen
	Monthly amount	Yen

(2)    The basic monthly salary in the above table shall be deposited on the 25th of that month in the bank account you specify.

         However, income taxes, social insurance premiums, local resident taxes and other taxes will be deducted, as agreed to by the labor-management agreement.

(3)    Commuting allowances are paid based on LINE Corporation prescriptions.

(4)    Target incentive payments will vary according to the Company’s performance, your evaluation grade, and the length of your employment. An incentive payment will only be paid if you remain employed as of the payment date.

(5)    Selectable benefits are paid based on LINE Corporation prescriptions.

         (Note: Payment will be in January, April, July, and October; when first joining the company, initial payment will be made in first payment month following that of your initial hire date.)

(6)    Salary revisions will be conducted twice a year. (According to company performance, your evaluation, length of employment, salary may increase, decrease or remain the same.)

(7)    A severance allowance will not be paid.

(8)    Assignment allowance will be paid with 40 hours of overtime and 10 hours of late night overtime included. Regardless of the number of late arrivals, early finishes or number of overtime hours worked, you shall be treated as working 40 hours of overtime a month.

(9)    In cases where the totality of late arrivals and early finishes results in falling short of the prescribed working hours, a deduction will be made the following month in accordance with the number of insufficient working hours.

         (Note: Excludes managers and employees on a discretionary labor system contract)

(Details are in accordance with the provisions of the LINE Rules of Employment)

11. Resignation-Related Items

(1)    Mandatory retirement age (60)

(2)    Voluntary resignation procedures (Please submit one month prior to resignation)

(3)    Grounds and procedures for dismissal (In accordance with the provisions of the LINE Rules of Employment)

12. Other	(1) Enrollment in social insurance (Health insurance, employee pension) (2) Application of employment insurance (3) Application of workers’ accident compensation insurance

Working conditions other than those listed above are in accordance with the LINE Rules of Employment or prescriptions otherwise provided by the Company.

I hereby agree to the working conditions of this notice, and allow this document to take effect with the conclusion of my sign and signature.

Date: (Year) (Month) (Day)

Address:

Name: Stamp